UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2011

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described under Item 5.07 of this Current Report, on May 12, 2011, at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Terex Corporation (the “Company”), the Company's stockholders approved an amendment to the Terex Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan”) to increase by two million the number of shares of the Company's common stock available for grant thereunder. The Omnibus Plan provides for incentive compensation in the form of (i) options to purchase stock, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) other stock awards, (v) cash awards and (vi) performance awards. A description of the material terms of the plan is set forth in Proposal 3, under the heading “Approval of the Amendment of the Terex Corporation 2009 Omnibus Incentive Plan” in the Company's Proxy Statement filed with the Securities and Exchange Commission on March 31, 2011, which description is hereby incorporated by reference into this Item 5.02(e). The foregoing description of the Omnibus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company's Annual Meeting was held on May 12, 2011.

(b)    At the Annual Meeting, the Company's stockholders (i) elected Ronald M. DeFeo, G. Chris Andersen, Paula H. J. Cholmondeley, Donald DeFosset, Thomas J. Hansen, David A. Sachs, Oren G. Shaffer and David C. Wang to the Company's Board of Directors until the Company's next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011, (iii) approved an amendment to the Omnibus Plan to increase the number of shares of the Company's common stock available for grant thereunder, (iv) approved in an advisory vote, the compensation of the Company's named executive officers and (v) voted on an advisory basis, for the Company to conduct future advisory votes on executive compensation every year.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Withheld	Abstain	Broker Non-Votes

Proposal 1: Election of Directors:
Ronald M. DeFeo	80,818,622	2,255,413	—	14,593,639
G. Chris Andersen	82,490,992	583,043	—	14,593,639
Paula H. J. Cholmondeley	72,838,755	10,235,280	—	14,593,639
Donald DeFosset	73,278,140	9,795,895	—	14,593,639
Thomas J. Hansen	81,036,274	2,037,761	—	14,593,639
David A. Sachs	66,818,037	16,255,998	—	14,593,639
Oren G. Shaffer	81,033,510	2,040,525	—	14,593,639
David C. Wang	79,585,465	3,488,570	—	14,593,639

	For	Against	Abstain	Broker Non-Votes

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2011	96,883,601	699,490	84,583	—

Proposal 3: Amendment of the Terex Corporation 2009 Omnibus Incentive Plan to increase the number of shares of the Company's common stock available for grant	58,488,436	24,406,228	179,371	14,593,639

Proposal 4: Advisory vote on the compensation of the Company's named executive officers	62,149,946	20,669,774	254,315	14,593,639

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Proposal 5: Advisory vote on the frequency of the advisory vote on the compensation of the Company's named executive officers	53,243,554	285,351	29,251,516	293,614	14,593,639

(d)    A majority of the votes cast by the stockholders voted, on an advisory basis, to conduct future advisory votes to approve executive compensation every year. Accordingly, the Company's Board of Directors has adopted a policy for the Company to conduct an advisory vote on executive compensation every year until the next advisory vote on the frequency of advisory votes on executive compensation, which is expected to occur no later than the Company's Annual Meeting of Stockholders in 2017.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1    Terex Corporation Amended and Restated 2009 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel